Exhibit 5.1

September 30, 2013 Hi-Crush Partners LP Three Riverway, Suite 1550 Houston, Texas 77056	Fulbright & Jaworski LLP 1301 McKinney, Suite 5100 Houston, Texas 77010-3095 United States Tel +1 713 651 5151 Fax +1 713 651 5246 nortonrosefulbright.com

Ladies and Gentlemen:

We have acted as counsel to Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), Hi-Crush Finance Corp., a Delaware corporation (“Finance Corp.”), as well as Hi-Crush Chambers LLC, a Delaware limited liability company, Hi-Crush Operating LLC, a Delaware limited liability company, Hi-Crush Railroad LLC, a Delaware limited liability company, Hi-Crush Wyeville LLC, a Delaware limited liability company, and D & I Silica, LLC., a Pennsylvania limited liability company (collectively, the “Guarantors”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (1) the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of (i) common units representing limited partnership interests in the Partnership (the “Common Units”) by the Partnership, (ii) debt securities, which may be co-issued by Finance Corp., in one or more series, which may be senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) by the Partnership, (iii) partnership securities representing limited partner interests or additional equity securities in the Partnership (the “Partnership Securities”) by the Partnership, and (iv) guarantees (the “Guarantees”) of the Debt Securities by the Guarantors, having an aggregate offering price not to exceed $1,000,000,000, and (2) the registration of 702,851 Units (“Secondary Units”) for offer and sale by the selling unitholder (the “Selling Unitholder”) named in the Registration Statement (as defined below). The Common Units, the Debt Securities, the Partnership Securities, the Guarantees and the Secondary Units are collectively referred to herein as the “Securities” and each, individually, as a “Security.”

We also have participated in the preparation of the Registration Statement on Form S-3 (as may be amended from time to time, the “Registration Statement”) to which this opinion is an exhibit and of which the prospectus (the “Prospectus”) is a part. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and, if necessary, to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus. Capitalized terms not defined in this letter shall have the meanings given to them in the Prospectus.

The Debt Securities will be issued in one or more series pursuant to (i) a senior indenture (the “Senior Debt Securities Indenture”) or (ii) a subordinated indenture (the “Subordinated Debt Securities Indenture” and, together with the Senior Debt Securities Indenture, the “Indentures” and each, individually, an “Indenture”), each Indenture to be entered into with a financial institution to be named therein, as trustee (the “Trustee”), substantially in the forms attached as Exhibits 4.3 and 4.4, respectively, to the Registration Statement, and each as the same may hereafter be modified or supplemented from time to time, among other things, at the time of and in connection with the issuance of one or more series of the Debt Securities.

Fulbright & Jaworski LLP is a limited liability partnership registered under the laws of Texas.

Fulbright & Jaworski LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP, Norton Rose Fulbright South Africa (incorporated as Deneys Reitz, Inc.), each of which is a separate legal entity, are members of Norton Rose Fulbright Verein, a Swiss Verein. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients.

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In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus, (ii) the forms of Indentures (iii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), (iv) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware, (v) the certificates of incorporation, bylaws, limited liability company agreements and other formation documents and agreements, as applicable, of Finance Corp and the Guarantors and (vi) the opinion of Stevens & Lee P.C., with respect to Pennsylvania law, dated September 30, 2013 and filed as Exhibit 5.2 to the Registration Statement (the “Pennsylvania Opinion”). We also have examined originals or copies of such corporate records, as applicable, of the general partner of the Partnership, the Partnership, Finance Corp and the Guarantors, certificates and other communications of public officials, certificates of officers and such other records, agreements, instruments and other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us and the legal capacity of each individual who signed any of those documents.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(1) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware and the certificates of incorporation, bylaws, limited liability company agreements and other formation documents and agreements, as applicable, of Finance Corp. and the Guarantors will not have been amended in any manner that would affect any legal conclusion set forth herein;

(2) all information contained in all documents reviewed by us is true and correct;

(3) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

(4) a Prospectus Supplement with respect to each issued Security will have been prepared and filed with the Securities and Exchange Commission (the “SEC”) describing the corresponding Securities offered thereby;

(5) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, as amended and in effect, and the corresponding Prospectus Supplement;

(6) if necessary, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto;

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(7) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(8) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us;

(9) each supplemental indenture to either Indenture pursuant to which any series of Debt Securities are issued will comply with such Indenture as theretofore supplemented and related to such series, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented and related to such series (including by such supplemental indenture);

(10) for all purposes of our opinions herein expressed at all times material thereto there will be a single institution acting as Trustee for the holders of Debt Securities outstanding under the Senior Debt Securities Indenture, or the Subordinated Debt Securities Indenture, as the case may be;

(11) the form and terms of any Security to be issued by the Partnership, Finance Corp or the Guarantors, the issuance, sale and delivery thereof by the Partnership, Finance Corp and the Guarantors, as applicable, and their incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements, as applicable, of the Partnership, Finance Corp and the Guarantors, as applicable, or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon any of them, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity; and

(12) the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Holders”) of a certificate for such Security or the receipt by an applicable depositary, acting as agent, on behalf of all Holders of the class or series of Securities of which such Security is one, of a certified receipt or other writing then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, are in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the general partner of the Partnership, the Board of Directors of Finance Corp. and the members of the Guarantors, as applicable, and the Registration Statement, as amended and in effect (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

(i) (a) With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under

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the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”)).

(b) The Secondary Units have been duly authorized and validly issued and are fully paid and non-assessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the DRULPA).

(ii) With respect to the Partnership Securities, when (i) the Partnership has taken all necessary action to approve the issuance of such Partnership Securities, the terms of the offering thereof and related matters and (ii) the Partnership Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Partnership Securities will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the DRULPA).

(iii) With respect to the Debt Securities and the Guarantees, when (a) the applicable Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (b) the terms of the Debt Securities and, if applicable, the Guarantees and their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership, Finance Corp or the Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Partnership, Finance Corp and the Guarantors; (c) the Partnership, Finance Corp and the Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp and the Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and, if applicable, the Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Finance Corp and the Guarantors, respectively, enforceable against the Partnership, Finance Corp and the Guarantors, as applicable, in accordance with their terms.

The enforceability of any document, instrument or Security may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

We express no opinion concerning (i) the validity or enforceability of any provisions contained in the Indentures or any supplemental indenture relating to the Debt Securities that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) any provision that relates to

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severability or separability or purports to require that all amendments, supplements or waivers to be in writing, or (iii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the execution and delivery of each Indenture, each supplemental indenture, and at the time of the issuance and delivery of each Security, each of the Partnership, Finance Corp. and the Guarantors will be validly existing and in good standing under the laws of its formation, it will have full power and authority to execute, deliver and perform its obligations under such Indenture, supplemental indenture, or Security, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

The opinions expressed herein are limited exclusively to the DRULPA, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the laws of the State of New York and the laws of the State of Pennsylvania and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to the laws of the State of Pennsylvania, we have relied on the Pennsylvania Opinion and the opinions expressed herein are subject to the same qualifications, assumptions and limitations as are set forth in the Pennsylvania Opinion.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Fulbright & Jaworski LLP

Fulbright & Jaworski LLP